EXHIBIT 99.1 TO FORM 8-K

                               WESTWOOD ONE, INC.
                                  PRESS RELEASE


                                                      FOR  IMMEDIATE RELEASE
                                                      CONTACT: JACQUES TORTOROLI
                                                      (212) 846-6159



               WESTWOOD ONE, INC. UPDATES 2003 FINANCIAL GUIDANCE

     New York, NY - March 18, 2003 - Westwood One, Inc. (NYSE: WON) announced today that it is updating its financial guidance for the first quarter and full year 2003.

     "In light of the extraordinary uncertainty surrounding an imminent war with Iraq, we have been experiencing a softening of advertising sales over the past four weeks as advertisers try to ascertain the duration of the conflict and its possible effect on their business. Therefore, we wanted to take this opportunity to update our shareholders on our outlook for 2003 as we currently see it," said Joel Hollander, President and Chief Executive Officer of Westwood One.

     For the first quarter of 2003, the Company said that it anticipates revenue and Operating Cash Flow to come in slightly down versus prior-year results, compared with prior guidance of low to mid-single digit revenue growth and double-digit growth in Operating Cash Flow. For full year 2003, the Company said it now expects low to mid-single digit revenue growth and high-single digit Operating Cash Flow growth versus prior guidance of mid-single digit revenue growth and double-digit growth in Operating Cash Flow in the range of $210 million to $215 million.

     "Our advertisers are telling us that they believe they will return to normal advertising levels but are uncertain about the timing," Mr. Hollander added. "We will continue to work closely with our advertisers and help them return to the market and reach their customers as soon as possible. Westwood One remains fundamentally strong and we continue to believe that the Company is well positioned over the long term."

     Westwood One provides over 150 news, sports, music, talk, entertainment programs, features, live events and 24/7 Formats. Through its subsidiaries, Metro Networks/Shadow Broadcast Services, Westwood One provides local content to the radio and TV industries including news, sports, weather, traffic, video news services and other information. SmartRoute Systems manages update information centers for state and local departments of transportation, and markets traffic and travel content to wireless, Internet, in-vehicle navigation systems and voice portal customers. Westwood One serves more than 7,500 radio stations. Westwood One, Inc. is managed by Infinity Broadcasting Corporation, a wholly owned subsidiary of Viacom Inc.

     Certain statements in this release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases "guidance," "expect," "anticipate," "estimates" and "forecast" and similar words or expressions are intended to identify such forward-looking statements. In addition any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this release include, but are not limited to: Changes in economic conditions in the U.S. and in other countries in which Westwood One, Inc. currently does business (both general and relative to the advertising and entertainment industries); fluctuations in interest rates; changes in industry conditions; changes in operating performance; shifts in population and other demographics; changes in the level of competition for advertising dollars; fluctuations in operating costs; technological changes and innovations; changes in labor conditions; changes in governmental regulations and policies and actions of regulatory bodies; changes in tax rates; changes in capital expenditure requirements and access to capital markets. Other key risks are described in the Company's reports filed with the U.S. Securities and Exchange Commission. Except as otherwise stated in this news announcement, Westwood One, Inc. does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.


                                      # # #